   As filed with the Securities and Exchange Commission on September 2, 1998.
                                                    Registration No. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                        GEOTEL COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                           Delaware                                                               04-3194255
(State or other jurisdiction of incorporation or organization)                       (I.R.S. Employer Identification No.)

                                   Cross Point
                              900 Chelmsford Street
                           Lowell, Massachusetts 01851
                                 (978) 275-5100
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

       Amended and Restated 1998 Non-Executive Employee Stock Option Plan
                            (Full title of the plan)

                      ------------------------------------

                                John C. Thibault
                      Chief Executive Officer and President
                        GeoTel Communications Corporation
                                   Cross Point
                              900 Chelmsford Street
                           Lowell, Massachusetts 01851
                                 (978) 275-5100

           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:

                              Mark J. Macenka, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  --------------------------------------------



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                                       -2-


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                       Proposed             Proposed
                                                                       Maximum               Maximum
                                                         Amount        Offering             Aggregate        Amount of
Title of Securities                                       to be        Price Per             Offering       Registration
to be Registered                                       Registered        Share                 Price             Fee
------------------------------------------------------------------------------------------------------------------------
1998 NON-EXECUTIVE EMPLOYEE STOCK
OPTION PLAN

Common Stock (Par Value $.01 Per Share)                  169,500      $24.75 (1)           $4,195,125          $1,238
Common Stock (Par Value $.01 Per Share)                    8,500      $28.1565(1)          $  239,330          $   71
Common Stock (Par Value $.01 Per Share)                   31,300      $30.375 (1)          $  950,738          $  280
Common Stock (Par Value $.01 Per Share)                   18,350      $31.6875(1)          $  581,466          $  172
Common Stock (Par Value $.01 Per Share)                   23,400      $35.9375(1)          $  840,938          $  248
Common Stock (Par Value $.01 Per Share)                   13,000      $40.0625(1)          $  520,813          $  154
Common Stock (Par Value $.01 Per Share)                   20,700      $44.8125(1)          $  927,619          $  274
Common Stock (Par Value $.01 Per Share)                   17,300      $47.0320(1)          $  813,654          $  240
Common Stock (Par Value $.01 Per Share)                   21,000      $37.8125(1)          $  794,063          $  234
Common Stock (Par Value $.01 Per Share)                  176,950      $37.8125(2)          $6,690,922          $1,974
                                                         -------                                               ------
TOTAL:                                                   500,000                                               $4,885

--------------------------------------------------------------------------------
(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $37.8125 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on August 31, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1997 (File No. 001-12299);

     (b) Registrant's Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, 1998, and June 30, 1998 filed pursuant to the Exchange Act (File No. 001-12299);

     (c) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (d) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on October 9, 1996 pursuant to Section 12(b) of the Exchange Act (File No. 000-21761).

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporate Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, action that the indemnitee has no reasonable chance to believe was unlawful.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8. EXHIBITS.

        EXHIBIT NO.     DESCRIPTION OF EXHIBIT

        Exhibit 5.1     Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

        Exhibit 23.1    Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

        Exhibit 23.2    Consent of PricewaterhouseCoopers LLP (filed herewith).

        Exhibit 24.1    Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9. UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement including any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new

                        Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, GeoTel Communications Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lowell, Commonwealth of Massachusetts, on this 31 day of August, 1998.

                                       GEOTEL COMMUNICATIONS CORPORATION

                                       By:  /s/ John C. Thibault
                                           ----------------------------------
                                            John C. Thibault
                                            Chief Executive Officer
                                            and President

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of GeoTel Communications Corporation., hereby severally constitute and appoint John C. Thibault and Timothy J. Allen, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable GeoTel Communications Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                            TITLE(S)                                       DATE
        ---------                            --------                                       ----
/s/ John C. Thibault            Chief Executive Officer, President and                 August 31, 1998
---------------------------     Director (principal executive officer)
John C. Thibault

/s/ Timothy J. Allen            Vice President of Finance, Chief Financial             August 31, 1998
---------------------------     Officer, Treasurer and Assistant Secretary
Timothy J. Allen                (principal financial and accounting officer)

                                           Director                                    August ___, 1998
---------------------------
Gary Bowen

                                           Director                                    August ___, 1998
---------------------------
Alexander V. d'Arbeloff

/s/ Gardner C. Hendrie                     Director                                    August 31, 1998
---------------------------
Gardner C. Hendrie

/s/ W. Michael Humphreys                   Director                                    August 31, 1998
---------------------------
W. Michael Humphreys

/s/ Louis J. Volpe              Senior Vice President of Worldwide Sales and           August 31, 1998
---------------------------     Marketing, Director
Louis J. Volpe

                                  EXHIBIT INDEX

   EXHIBIT NO.              DESCRIPTION OF EXHIBIT                  PAGE NUMBER
   -----------              ----------------------                  -----------

        5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

       23.1       Consent of Testa, Hurwitz & Thibeault, LLP
                  (contained in Exhibit 5.1)

       23.2       Consent of PricewaterhouseCoopers LLP

       24.1 Power of Attorney (included as part of the signature page to this Registration Statement)